Exhibit 99.1

VBI Vaccines Announces $12 Million Second Tranche of Debt Financing with K2 HealthVentures

CAMBRIDGE, Mass. (May 21, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced an agreement to drawdown a $12 million second tranche under its previously announced debt financing facility with K2 HealthVentures (K2HV), a healthcare-focused specialty finance company. Under the terms of the debt financing facility, dated May 22, 2020 and amended May 17, 2021, K2HV has agreed to provide the Company up to $52 million in multiple tranches.

The first tranche of $20 million was drawn upon closing of the original agreement in May 2020. The second tranche, upsized to $12 million from the original $10 million, became available following the achievement of certain clinical milestones, including the positive 12-month overall survival data from Phase 2a (Part B) of the Phase 1/2a study of VBI-1901 in recurrent glioblastoma (GBM) patients, and the positive proof-of-concept data from the Phase 1b/2a study of VBI-2601 in chronic hepatitis B (HBV) patients. Press releases for both data announcements can be found here and here, respectively.

“Following the achievement of key clinical development milestones in our effort to develop treatments for GBM and chronic HBV, we are pleased to further strengthen our balance sheet and our partnership with the K2HV team – a team who continues to demonstrate their deep understanding of our business and the science driving VBI,” said Jeff Baxter, VBI’s president and CEO.

Two additional tranches of up to $10 million each remain drawable in the future upon certain conditions. The first is contingent upon achievement of a specified regulatory milestone, and the second and final tranche will be available at the discretion of K2HV.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/
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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com